UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2006

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 California Street, Suite 1350, San Francisco, California		94111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 217-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Public Offering of Common Stock

On October 12, 2006, we entered into an underwriting agreement with UBS Securities LLC, as representative of the underwriters (collectively, the "Underwriters"), relating to the sale of 6,000,000 shares of common stock, par value $0.001 per share, and granting of an over-allotment option for an additional 900,000 shares of common stock to the Underwriters solely to fulfill over-allotments. The offering is expected to close on October 18, 2006.

The aggregate net proceeds of the offering to us, excluding the proceeds we may obtain from the exercise of the over-allotment option, after deducting estimated expenses, are estimated to be approximately $58 million.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description
1.1 Underwriting Agreement dated October 12, 2006 between Luminent Mortgage Capital, Inc. and UBS Securities LLC, as representative of the underwriters.
8.1 Tax Opinion of Hunton & Williams LLP.
23.1 Consent of Hunton & Williams LLP (included in Exhibit 8.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

October 17, 2006	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated October 12, 2006 between Luminent Mortgage Capital, Inc. and UBS Securities LLC, as representative of the underwriters.
8.1	Tax Opinion of Hunton & Williams LLP.